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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 29, 2000

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                              SYMPOSIUM CORPORATION
             (Exact name of registrant as specified in its charter)




                  DELAWARE                                  0-25435                            13-4042921
      (State or other jurisdiction of               (Commission file number)                (I.R.S. employer
       incorporation or organization)                                                     identification no.)




         410 PARK AVENUE SUITE 830
             NEW YORK, NEW YORK                                                                  10022
  (Address of principal executive offices)                                                     (Zip code)


       Registrant's telephone number, including area code: (212) 754-9901
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ITEM 5.           OTHER EVENTS

         REDEMPTION OF SERIES B CONVERTIBLE PREFERRED STOCK

         On January 28, 2000, the Company issued and sold 15,350 shares of Series B Preferred Stock, with a stated value of $100 per share, and 383,750 warrants (the "Original Warrants") to purchase Common Stock at an initial exercise price of $1.50. The Series B Preferred Shares were initially convertible into Common Stock at a conversion price of $1.50. In accordance with the Certificate of Designation of the Series B Preferred Stock, the Series B Preferred shares were subject to mandatory redemption, at a redemption price equal to their stated value plus accrued dividends thereon at a rate of 10% per annum, on July 26, 2000 (the "Redemption Date").

         By letter agreement dated June 16, 2000 (the "Letter Agreement"), the Company offered (i) to permit the holders of Series B Preferred Stock to convert their shares of Series B Preferred Stock into Company Common Stock at an effective conversion price of $0.50 or (ii) to redeem the Series B Preferred Shares at the then effective redemption price (which was equal to the stated value of the Series B Preferred shares plus accrued dividends). In addition, whether a holder elected to convert shares of Series B Preferred or be redeemed, the Company agreed to issue to the holders, ratably in accordance with their respective percentage interests in the outstanding Series B Preferred, an aggregate of 122,800 warrants to purchase Common Stock at an exercise price of $0.75 per share (the "Additional Warrants"). The Company also agreed to reduce the exercise price of the Original Warrants from $1.50 to $0.75. In consideration of the Company's agreement to reduce the effective conversion price of the shares of Series B Preferred Stock, to reduce the exercise price of the Original Warrants and to issue the Additional Warrants, the holders of Series B Convertible Preferred Stock waived and released any claims that they may have had against the Company relating to the amount or terms of the securities issued to them in connection with their original investment in the Series B Preferred Stock and the Original Warrants or any commissions or fees relating thereto.

         The holders of 3,000 Series B Preferred shares elected to convert their shares of Series B Preferred (and accrued dividends thereon) into an aggregate of 610,333 shares of Common Stock. The Company redeemed the remaining Series B Preferred shares on June 29, 2000 for an aggregate redemption price of $1,235,000 (plus $21,269 in accrued dividends).

         AMENDMENT OF TERMS OF SERIES C PREFERRED STOCK

         On July 18, 2000, the Company and the holders of the issued and outstanding shares of Series C Preferred Stock agreed to amend the terms and provisions of the Series C Preferred Stock to provide that the failure of the Company to redeem the Series C Preferred Stock on or before December 26, 2000 (such failure, a "Redemption Default") will not trigger a reduction in the conversion price of the Series C Preferred Stock from $1.00 to $0.25 (the "Amendment"). In consideration for the agreement of the holders of the Series C Preferred Stock to this Amendment, the Company agreed to issue to such holders an aggregate of 1,523,750 shares of Common Stock, pro rata in accordance with their percentage holdings of the Series C Preferred
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Stock, and to issue to Capital Research Ltd., as a fee in connection with such amendment, an additional 1,500 shares of Series C Preferred Stock and 50,000 shares of Common Stock. The Amendment does not affect the obligation of the Company to issue to the holders of the Series C Preferred Stock, on the first day of each month that the Series C Preferred Shares continue to be outstanding subsequent to the occurrence of a Redemption Default, warrants to purchase an aggregate of 545,244 shares of Common Stock, with an exercise price of $0.25 per share.
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Item 7.       Financial Statements and Exhibits.

Exhibit Number             Description

3.1 Certificate of Designation of Series B Convertible Preferred Stock, par value $0.001, filed with the Secretary of State of Delaware on January 28, 2000, incorporated by reference to the Company's Annual Report on Form 10K-SB for the year ended December 31, 1999, filed with the Securities and Exchange Commission April 12, 2000.


3.2 Certificate of Designation of Series C Convertible Preferred Stock, par value $0.001, filed with the Secretary of State of Delaware on January 28, 2000, incorporated by reference to the Company's Annual Report on Form 10K-SB for the year ended December 31, 1999, filed with the Securities and Exchange Commission on April 12, 2000.


10.1 Form of Letter Agreement between the Company and the holders of the Series B Convertible Stock, dated June 16, 2000, filed herewith.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Symposium Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 21, 2000                                  Symposium Corporation


                                              By:
                                              Name:  Tim Ledwick
                                              Title: Chief Financial Officer